                                                               Exhibit 10.37(iv)




                                AMENDMENT NO. 5
                                       TO
                            COLLABORATION AGREEMENT

       THIS AMENDMENT NO. 5 TO COLLABORATION AGREEMENT (the "Amendment") is made effective as of the 17th day of December, 1996 (the "Amendment Date") by and between COR THERAPEUTICS, INC., a Delaware corporation having its principal place of business at 256 East Grand Avenue, South San Francisco, California, U.S.A. 94080 ("COR") and KYOWA HAKKO KOGYO CO., LTD., a Japanese corporation having its principal place of business at 1-6-1 Ohtemachi, Chiyoda-ku, Tokyo, Japan ("Kyowa Hakko").


                                    RECITALS


       1. COR and Kyowa Hakko entered into that certain Collaboration Agreement, dated as of November 30, 1992, as amended effective May 9, 1994, July 13, 1994, August 1, 1995 and November 10, 1995 (the "Collaboration Agreement") for collaborative research to conduct a drug discovery program for [*]. The Collaboration Agreement further provides for the development and commercialization of certain agents resulting from the research program.

       2. [*]. COR has dedicated substantial resources to the evaluation of [*].

       3. Kyowa Hakko has the capability to [*] and has substantial development experience with respect to [*], as well as substantial manufacturing expertise.

       4. The parties recognize that Kyowa Hakko has not currently established cGMP bulk production capabilities with respect to [*] and that Kyowa Hakko may elect not to establish such capabilities, in which case certain rights of Kyowa Hakko under this Amendment will cease as further provided herein. In light of this fact, the parties also agree to work together to establish third party manufacturing relationships and recognize that COR will have the right to approve all third party manufacturing arrangements and have the ongoing right to establish second source and backup manufacturing arrangements with respect to [*] as provided in this Amendment.

       5. Prior to the Amendment Date, the parties have entered into a Material Transfer and Confidentiality Agreement dated May 7, 1996 (the "Material Transfer Agreement"), a Nonbinding Letter of Intent and a letter agreement providing an exclusive negotiating period, all pertaining to the subject matter of this Amendment.




* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                     1.

       6. The parties now desire to add the [*] (as defined below) to the collaboration on the terms provided in this Amendment.

       For purposes of this Amendment, all references to "paragraphs" shall refer to paragraphs in this Amendment and all references to "sections" shall refer to sections in the Collaboration Agreement.

       NOW, THEREFORE, the parties agree as follows:


                                   AGREEMENT


1.     DEFINITIONS.

       1.1    REVISED DEFINITIONS.

              (a) As used in this Amendment, the following terms shall apply not only to "Products" or "Collaboration Products," as set forth in the Collaboration Agreement, but also to [*] (as defined below):

       Allowable Expenses
       Cost of Goods Shipped
       Marketing Profits
       Net Sales
       Patent Costs

              (b) The term "Development Costs" shall be revised to mean the direct costs, incurred by a party or for its account, of developing (i) a Collaboration Product which costs are aimed at achieving Regulatory Approval of such Product in the Joint Territory or (ii) [*] Product which costs are aimed at achieving Regulatory Approval of such [*] Product anywhere in the world, including in each case clinical trials and regulatory affairs, but excluding any allocation of overhead expenses and Clinical Supply Costs for [*] Products.

       1.2 NEW DEFINITIONS. For the purposes of this Amendment, the following new terms shall have the meaning set forth herein:

              (a) "CLINICAL SUPPLY COSTS" means the costs specifically identifiable to manufacture and supply of bulk [*] for preclinical and clinical use worldwide. Clinical Supply Costs include but are not limited to all payments made to the Third Party manufacturer(s) described in Paragraph 5.2(a) in consideration of such Third Party's agreement to supply bulk [*], such as fees for directly related services (e.g., [*] and documentation), upfront payments, capacity reservations fees, etc., except to the extent such payments are allocable to commercial supply by such Third Party. Clinical supply




* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                       2.

costs shall not include technology transfer fees which are charged by a Third Party manufacturer. Clinical Supply Costs shall also not include any of Kyowa Hakko's costs incurred in planning or constructing a manufacturing facility as contemplated in Paragraph 5.3(b)(ii)(1). Clinical Supply Costs shall include royalties and other payments made to Third Parties in respect of proprietary rights to the extent applicable to the manufacture of bulk [*] for clinical use, but not proprietary rights applicable to other aspects of research and development pertaining to [*], such as [*].

              (b) "COR [*] KNOWHOW" means all Information useful in the [*] Field which COR Controls during the term of this Agreement.

              (c) "COR [*] PATENTS" means the rights granted by any governmental authority under a Patent which covers a method, apparatus, material or manufacture useful in the [*] Field, which Patent is owned or Controlled by COR or its Affiliates, excluding, however, [*] Program Patents.

              (d) "COR [*] TECHNOLOGY" means the COR [*] Patents and COR [*] Knowhow, collectively.

              (e) "KYOWA HAKKO [*] KNOWHOW" means all Information useful in the [*] Field which Kyowa Hakko Controls during the term of this Agreement.

              (f) "KYOWA HAKKO [*] PATENTS" means the rights granted by any governmental authority under a Patent which covers a method, apparatus, material or manufacture useful in the [*] Field, which Patent is owned or Controlled by Kyowa Hakko or its Affiliates, excluding, however, [*] Program Patents.

              (g) "KYOWA HAKKO [*] TECHNOLOGY" means the Kyowa Hakko [*] Patents and Kyowa Hakko [*] Knowhow, collectively.

              (h)    "OPTION" shall have the meaning assigned in Paragraph
3.1(c).

              (i) "[*]" means COR's [*] and which is the [*] provided by COR to Kyowa Hakko prior to the Amendment Date. [*] as provided in Paragraph 2.6.

              (j) "[*]" means the discovery, development, manufacture, use and sale of [*] Products for all human and animal pharmaceutical uses, including, but not limited to, the prevention or treatment of restenosis following angioplasty, but excluding any diagnostic use.





* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                       3.

              (k) "[*] INFORMATION" means (i) present and future techniques, inventions, practices, methods, knowledge, knowhow, skill, experience, test data including pharmacological, toxicological and clinical test data, analytical and quality control data, marketing, pricing, cost, sales and manufacturing data and descriptions relating to the [*] Field and (ii) present and future compounds, compositions, assays and any biological materials relating to the [*] Field.

              (l) "[*] Products" means any form or dosage of a [*] for human and animal pharmaceutical use, excluding any diagnostic use. The parties acknowledge that [*] Products do not fall within the scope of the definition of "Products" in the Collaboration, and that the class of [*] Products is separate from the classes of Products and Collaboration Products.

              (m) "[*]" means Patents and applications for Patents which cover a method, apparatus, material or manufacture useful in the [*] Field and the subject of which is an invention conceived or reduced to practice by either of the parties or by the parties jointly in the course of their respective work in the [*] Field during the term of the Material Transfer Agreement or this Amendment. Any reference to a particular party's [*] Program Patents shall include those [*] Program Patents owned by the party plus that party's interest in [*] Program Patents that are jointly owned under this Amendment.

       1.3 OTHER DEFINITIONS. All other capitalized terms used in this Amendment shall have the meanings assigned to them in the Collaboration Agreement.

2.     [*] DEVELOPMENT.

       2.1    [*] DEVELOPMENT PLAN.

              (a) Pursuant to the Material Transfer Agreement, Kyowa Hakko has commenced an Evaluation (as defined in such agreement) in the [*] Field prior to the Amendment Date. Kyowa Hakko shall continue such work and the parties shall carry out additional development in the [*] Field, as provided in the [*] Development Plan attached as Exhibit A (the "[*] Development Plan"), with the goal of creating one or more [*] produced using [*] with the specifications described on Exhibit B. The Development Plan also calls for the development of a [*] to be constructed by Kyowa Hakko using an [*] system as agreed by the parties. The [*] Development Plan includes a timeline for achieving specific milestones. The parties each agree to continue to carry out the [*] Development Plan until such time as they achieve a [*] which complies with the in vitro and in vivo performance criteria set forth in Exhibit B. The obligation to continue work until such criteria are achieved shall survive any termination of this Agreement pursuant to Paragraph 8.2, except that Kyowa Hakko shall not be obligated to initiate efforts, or continue efforts with respect to such [*] development if it terminates pursuant to Paragraph 8.2.





* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.




                                       4.

              (b) As provided in Paragraph 8.2, Kyowa Hakko will have an opportunity to terminate this Amendment, including further work under the [*] Development Plan, after [*].

              (c) If Kyowa Hakko elects not to terminate this Amendment as described in Paragraph 8.2, then the parties shall carry out the remainder of the [*] Development Plan. The parties acknowledge that based on the results from the first [*] COR may feel it is necessary to further optimize the [*] before proceeding to prepare a U.S. IND as described in the Development Plan. In such event, the parties shall endeavor in good faith to agree upon an amended [*] Development Plan and budget to carry out such optimization. If after [*] the parties have been unable to agree upon such a plan, either party may elect to terminate this Amendment on the terms described in subparagraph
(d) below.

              (d) In the event COR terminates this Amendment pursuant to Paragraph 2.1(c) due to the parties' failure to agree on an amended [*] Development Plan, Kyowa Hakko shall retain its licenses under Paragraphs 3.1(a) and (b) in the Asian Territory, subject to royalties and a diligence obligation as provided therein. COR shall retain its licenses under Paragraphs 3.2(a) and
(b) in the U.S. and the Joint Territory (without regard to the Option, which will terminate), subject to a royalty payable to Kyowa Hakko equal to [*] of Net Sales of [*] Products in the U.S. and the Joint Territory. The provisions of Paragraph 2.4(c) below with respect to the duration and payment of royalties shall apply equally to the payment of royalties under this Paragraph 2.1(d). Also, the supply provisions of Paragraph 5.4 shall apply.

              In the event of termination by Kyowa Hakko under Paragraph 2.1(c), the parties shall have the respective rights and obligations set forth in Paragraph 8.2(b). At the time of any such termination by either party, each party shall ensure that it is then in compliance with Paragraphs 5.10 and 7.1(d), as applicable.

       2.2 [*] DEVELOPMENT. Except as otherwise provided in Paragraph 2.1 and the [*] Development Plan, all development of [*] Products shall be carried out as follows. COR shall retain the exclusive right to carry out preclinical and clinical development of [*] Products in the U.S. Kyowa Hakko shall have the exclusive right to carry out preclinical and clinical development of [*] Products in the Asian Territory, provided that it has not terminated this Amendment as provided in Paragraph 8.2. So long as Kyowa Hakko retains the Option, and following any exercise of the Option, [*] Products shall be subject to joint preclinical and clinical development in the Joint Territory on the same terms provided in Sections 3.1 to 3.5 of the Collaboration Agreement with respect to Collaboration Products. However, if Kyowa Hakko's Option or license rights in the Joint Territory have terminated, COR shall have the exclusive right to carry out [*] development of [*] Products in the Joint Territory. The parties expect that development of [*] Products will proceed initially in the U.S., with subsequent development in the Joint Territory and Asian Territory being organized based on prior work in the U.S. to the extent reasonably practicable.




* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                       5.

       2.3    COSTS OF DEVELOPMENT.

              (a) The costs incurred by the parties in carrying out the [*] Development Plan shall be borne as provided in the [*] Development Plan. For Development Costs not allocated in the [*] Development Plan, Kyowa Hakko shall bear all Development Costs pertaining to [*] Products in the Asian Territory, and COR shall bear all Development Costs pertaining to [*] Products in the U.S. So long as Kyowa Hakko retains the Option, and after any exercise of the Option, [*] of the Development Costs pertaining to [*] Products in the Joint Territory. If the Option expires, or Kyowa Hakko notifies COR in writing that it will not exercise the Option, COR shall bear all such Development Costs pertaining to [*] Products in the Joint Territory.

              (b) Development Costs for [*] Products shall initially be borne by the party incurring the expense, subject to reimbursement as provided herein. Each party shall calculate and maintain records of its Development Costs for activities performed by it in accordance with procedures to be agreed upon between the parties. Any Development Costs which apply to more than one country shall be allocated to relevant countries based upon estimated market size for the specific indication being pursued. Each party shall report quarterly to the other on its Development Costs, with such reports to be submitted within 60 days after the end of each of the first three calendar quarters and 90 days after the end of the calendar year. The parties shall seek to resolve any questions related to such accounting statements within 90 days following receipt. In each calendar quarter, the party which incurs more than its share (as provided in Paragraph 2.3(a) above) of the total Development Costs for [*] Products in the applicable territory shall be reimbursed by the other party an amount sufficient to cause each party's share of the Development Costs to equal the share set forth in Paragraph 2.3(a) above, provided, however that such reimbursement (to the extent not provided in kind in the course of development) may be paid in cash or common stock of the reimbursing party. If paid in common stock, the reimbursing party shall issue freely tradeable shares valued as of the closing price of such stock on the most recent trading day prior to the date shares are issued to the other party. Such reconciling payment or issuance of shares shall be made within thirty (30) days of receipt of the other party's quarterly report, as provided above.

             2.4    INDEPENDENT DEVELOPMENT IN THE JOINT TERRITORY.

              (a) Either party may elect to terminate funding [*] Development Costs pertaining to development all [*] into [*] Products for the Joint Territory, with [*] advance written notice and on the terms provided in this paragraph. If either party terminates its funding, the other may conduct and fund such development work alone or with one or more Third Parties. The obligation of the terminating party to fund any development in the Joint Territory shall terminate at the end of the [*] notice period. During the notice period, the terminating party shall cooperate with the other party to effect a smooth transition of development responsibilities, providing all assistance necessary or useful to permit the other party to assume such responsibilities.




* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                       6.

              (b) If Kyowa Hakko terminates its funding of Development Costs in the Joint Territory at any time as provided in this Paragraph 2.4, then its rights to develop and commercialize [*] Products in the Joint Territory shall terminate. If Kyowa Hakko has exercised the Option prior to such termination, then all of Kyowa Hakko's obligations under this Amendment to pay for and/or supply bulk [*] for use in the Joint Territory and elsewhere shall continue and COR shall pay a manufacturing royalty to Kyowa Hakko equal to [*] of [*] Products in the Joint Territory so long as Kyowa Hakko continues to meet the foregoing supply obligations. If Kyowa Hakko has not exercised the Option prior to such termination, then the Option will terminate as provided in Paragraph 3.1(c)(iii), Kyowa Hakko will have no further obligation to supply, or fund the purchase of, bulk [*] for use in the Joint Territory, and COR shall have no royalty obligation to Kyowa Hakko with respect to the Joint Territory.

              (c) Royalties payable by COR pursuant to Paragraph 2.4(b) above shall terminate as to each [*] Product and as to each country in the Joint Territory upon the later to occur of (i) the last to expire of a patent for a [*] Product in such country or (ii) [*] after the first commercial sale of such [*] Product in such country. Such royalties shall be paid quarterly within 60 days after the end of each calendar quarter. Such royalties shall be calculated on the basis of Net Sales of [*] Products in the local currency of each country, and converted into U.S. Dollars and paid in U.S. Dollars on the basis of the currency exchange rate published in the Wall Street Journal or comparable newspaper of international circulation on the last business day of the quarter in which such sales were made. In the event of Net Sales of [*] Products being made in a currency as to which conversion into U.S. Dollars is then blocked, COR shall make payment to Kyowa Hakko in such local currency in a bank account designated by Kyowa Hakko. COR shall withhold any taxes on such royalties required by law. Each royalty payment shall be accompanied by a statement of such royalties showing the Net Sales of each [*] Product during such quarter, the calculation of the royalties due, and showing evidence of payment as to any taxes paid on Kyowa Hakko's behalf. Any refunds or rebates of taxes paid to COR on behalf of Kyowa Hakko shall be remitted promptly by COR to Kyowa Hakko. COR shall use reasonable diligence in the development and marketing of [*] Products which are royalty-bearing under Paragraph 2.4(b).

              (d) If COR terminates its funding of Development Costs in the Joint Territory at any time as provided in this Paragraph 2.4, then its rights to develop and commercialize [*] Products in the Joint Territory shall terminate and Kyowa Hakko shall pay a royalty to COR equal to [*] of the Net Sales of such [*] Product in the Joint Territory. The provisions of Paragraph 2.4(c) shall apply equally to the payment of royalties under this Paragraph 2.4(d).

       2.5 NON-CARDIOVASCULAR INDICATIONS. The initial clinical studies of [*] Products will be for use in cardiovascular indications. However, the parties expect also to explore the use of [*] Products for other indications, the first of which are likely to be [*] indications. The terms of this Amendment applicable to development and commercialization of [*] products, including




* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.




                                       7.

manufacture of bulk [*], shall apply equally to cardiovascular and non-cardiovascular indications.

       2.6 BACKUP [*]. If the parties agree that development or commercialization of a [*] which is based upon the [*], including any [*] of such [*], is not feasible or practical, and the parties desire to proceed with development of an available alternative [*] and to which either COR or Kyowa Hakko then holds rights, they may add such [*] to the definition of [*] by mutual agreement.

3.     LICENSES AND OPTION.

       3.1 RIGHTS OF KYOWA HAKKO IN THE [*] FIELD. Effective as of the Amendment Date, COR hereby grants to Kyowa Hakko the following:

              (a) A nonexclusive, worldwide license under the COR [*] Technology and COR's [*] Program Patents to research, develop, make, have made and use, but not sell, [*] solely for the purposes of carrying out the [*] Development Plan and supplying bulk [*] for preclinical use pursuant to Paragraph 5.2(b)(i).

              (b) A license under the COR [*] Technology and COR's [*] Program Patents to make and have made bulk [*] for sale to the parties and/or their sublicensee(s) in the Asian Territory and to make, have made, use, sell and have sold [*] in the Asian Territory. Such license shall be exclusive with respect to COR [*] Patents and COR's [*] Program Patents and non-exclusive with respect to COR [*] Knowhow. Such license shall be subject to royalties as provided in Paragraph 4.2 and Kyowa Hakko's continued funding of Clinical Supply Costs for the U.S. as provided in Paragraph 5.2(b)(ii) and to the requirement that Kyowa Hakko use reasonable diligence to develop and commercialize [*] Products in the Asian Territory.

              (c) A single, nontransferable option (the "OPTION") to obtain the rights described in both subparagraphs (i) and (ii) below:

                     (i) A license under the COR [*] Technology and COR's [*] Program Patents to make and have made bulk [*] for sale to the parties and/or their sublicensee(s) in the Joint Territory, subject to Article 5 below, and to make, have made, use, sell and have sold [*] Products in the Joint Territory, subject to the same commercialization arrangements provided in Articles 5 and 6 of the Collaboration Agreement with respect to Collaboration Products. Such license shall be exclusive except as to COR with respect to the rights to use, sell and have sold [*] Products under the COR [*] Patents and COR's [*] Program Patents. Such license shall be non-exclusive with respect to COR [*] Knowhow and with respect to the rights to make and have


* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.






                                       8.

made bulk [*] under the COR [*] Patents and COR's [*] Program Patents; and

                     (ii) A non-exclusive license under the COR [*] Technology and COR's [*] Program Patents to make and have made bulk [*] for sale to COR and/or its sublicensee(s) in the United States, subject to the terms of Article 5 below.

                     (iii) This Option may only be exercised to acquire all of the rights described in both (i) and (ii) above and not as to any subset of such rights. The Option shall be exercisable by delivery of written notice to COR at any time between the Amendment Date and the date thirty (30) days after COR notifies Kyowa Hakko in writing of [*] of a [*] Product in any territory; provided that COR will not deliver any such notice before the completion of [*] of a [*] Product in any territory. The [*] shall be the [*] in which [*] is applied to [*] in an appropriate [*]. In order to exercise the Option, Kyowa Hakko must have, as of the date of exercise, (i) met its research and development objectives described in the [*] Development Plan, (ii) met all of its funding obligations under this Amendment, including but not limited to its obligations to fund Development Costs worldwide and Clinical Supply Costs up to the maximum amounts described in Paragraph 5.2(b)(ii), and (iii) undertaken in a binding agreement with COR to build a facility and to manufacture and supply all requirements for [*] in the U.S. and the Joint Territory in accordance with a plan and timeline mutually agreed upon by COR and Kyowa Hakko and set forth in such agreement, as further provided in Paragraph 5.3(b)(ii)(1).

       3.2 RIGHTS OF COR IN THE [*] FIELD. Effective as of the Amendment Date, Kyowa Hakko hereby grants to COR the following:

              (a) A license under the Kyowa Hakko [*] Technology and Kyowa Hakko's [*] Program Patents to make and have made bulk [*] for sale to the parties and their sublicencee(s) in the United States and to make, have made, use, sell and have sold [*] Products in the United States, subject to Kyowa Hakko's Option under Paragraph 3.1(c)(ii) above to manufacture and supply bulk [*] for sale to COR and/or its sublicensee(s) in the United States in accordance with Article 5 below. Upon expiration or termination of the Option or the license for U.S. manufacture to be granted upon exercise thereof, COR's license shall be exclusive with respect to Kyowa Hakko [*] Patents and Kyowa Hakko's [*] Program Patents and non-exclusive with respect to Kyowa Hakko [*] Knowhow. During the term of the Option and the license to be granted upon exercise thereof, COR's license shall be exclusive with respect to rights under Kyowa Hakko [*] Patents and Kyowa Hakko's [*] Program Patents to use, sell and have sold [*] Products in the United States, exclusive except as to Kyowa Hakko with respect to rights under Kyowa Hakko [*] Patents and Kyowa Hakko's [*] Program Patents to make and have made [*] Products for sale in the United States, and




* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                       9.

nonexclusive with respect to Kyowa Hakko [*] Knowhow. Such license shall be [*] except as provided in Paragraph 3.4 below.

              (b) A license under the Kyowa Hakko Technology and Kyowa Hakko's [*] Program Patents to make and have made bulk [*] for sale to the parties and their sublicensee(s) and to make, have made, use, sell and have sold all [*] Products in the Joint Territory. Such license shall be exclusive except as to Kyowa Hakko with respect to rights under Kyowa Hakko [*] Patents and Kyowa Hakko's [*] Program Patents to make and have made [*] Products in the Joint Territory (and, during the term of the Option and the license to be granted upon exercise thereof, with respect to rights to use, sell and have sold [*] Products in the Joint Territory). If the Option expires or terminates, or the license in the Joint Territory to be issued upon exercise of the Option is terminated, COR's license shall be exclusive even as to Kyowa Hakko with respect to rights under the Kyowa Hakko [*] Patents and Kyowa Hakko's [*] Program Patents to use, sell and have sold [*] Products in the Joint Territory. Such license shall be non-exclusive with respect to Kyowa Hakko [*] Knowhow. Such license shall be royalty-free except as provided in Paragraph 3.4 and, upon exercise of the Option, subject to the commercialization arrangements provided in the Collaboration Agreement.

       3.3 SUBLICENSING. Kyowa Hakko shall have the right to sublicense any of its rights under Paragraph 3.1 in the Asian Territory to any Third Party, without the prior written consent of COR. COR shall have the right to sublicense any of its rights under Paragraph 3.2 in the United States to any Third Party, without the prior written consent of Kyowa Hakko. Any sublicense of manufacturing rights shall be subject to Article 5 below. Neither party may sublicense its rights under Paragraphs 3.1 or 3.2 in the Joint Territory without the prior written consent of the other, except as follows.

              (a) If Kyowa Hakko's Option expires or is terminated, or the license to be granted upon exercise of the Option is terminated, COR shall have the right to sublicense any of its rights under Paragraph 3.2 in the Joint Territory to any Third Party, without the prior written consent of Kyowa Hakko.

              (b) If COR's rights under Paragraph 3.2 in the Joint Territory terminate pursuant to Paragraph 2.4, Kyowa Hakko shall have the right to sublicense any of its rights under Paragraph 3.1 to make, have made, use, sell or have sold [*] Products (but not to make or have made bulk [*] in the Joint Territory, to any Third Party without the prior written consent of COR. In such event, Kyowa Hakko may sublicense its rights to make or have made bulk [*] for sale to Kyowa Hakko and/or its sublicensee(s) in the Joint Territory only with the prior written consent of COR.

              (c)    Either party may sublicense its rights under Paragraphs
3.1 or 3.2 in the Joint Territory to the extent necessary to engage sales agents as provided in Section 5.13 of the Collaboration Agreement.





* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                      10.

       3.4 SUBLICENSES OF THIRD PARTY TECHNOLOGY. The licenses granted herein include sublicenses under any technology applicable to the [*] Field which has been, or during the term of this Amendment is, licensed by a party from any Third Party and is within the Control of such party. [*], if either party believes that technology applicable to the [*] Field and owned or Controlled by a Third Party would be valuable or necessary to the collaboration hereunder, the parties will consult regarding the licensing of such technology. The parties agree that COR shall not be required to obtain Kyowa Hakko's consent to obtain a license under technology in the United States and Kyowa Hakko shall not be required to obtain COR's consent to obtain a license under technology in the Asian Territory, provided that the licensing party provides notice to, and consults with, the other party prior to executing any such license agreement. So long as Kyowa Hakko retains its Option, or the license to be granted upon exercise thereof, no license of Third Party technology applicable to [*] Products in the Joint Territory shall be entered into except by mutual consent of COR and Kyowa Hakko; no such license applicable to [*] Products in the United States shall be entered into except with the consent of COR; and no such license applicable to [*] Products in the Asian Territory shall be entered into except with the consent of Kyowa Hakko. Any running royalties due to Third Parties based on Net Sales of [*] Products or purchases of bulk or finished [*] Product intended for commercial sale shall be paid by Kyowa Hakko in the Asian Territory, be paid by COR in the United States and be an Allowable Expense in the Joint Territory if Kyowa Hakko has exercised the Option (otherwise by COR in the Joint Territory). Except as provided in the previous sentence and in the second sentence of this paragraph, each party receiving a sublicense of Third Party technology hereunder shall comply with the terms and conditions of such sublicense imposed by the Third Party, including accounting for Net Sales of [*] Products.

       3.5 TERRITORIAL LIMITATIONS. To the extent permitted by law, neither COR nor Kyowa Hakko shall sell [*] Products to any Third Party that the selling party believes will resell in a manner inconsistent with the commercialization arrangements set forth in this Amendment.

4.     PROFIT SHARING AND ROYALTIES.

       4.1 ROYALTIES AND SHARE OF MARKETING PROFITS IN THE JOINT TERRITORY. [*] of Marketing Profits from sales of [*] Products in the Joint Territory. In addition, Kyowa Hakko shall pay to COR a royalty equal to [*] of Net Sales of [*] Products in the Joint Territory, provided that such royalty shall be paid only out of Kyowa Hakko's allocation of Marketing Profits and such allocation shall not be reduced by more than [*] in any quarter by reason of royalties due under this paragraph. If there is no Marketing Profit in any quarter in which there are Net Sales of [*] in the Joint Territory, or if payment of all royalties due would reduce Kyowa Hakko's allocation of Marketing Profits for such



* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                      11.

quarter by more than [*], then the unpaid royalties shall be [*] and [*]. Payments under this Paragraph 4.1 shall be made in the manner described in
Section 7.2 of the Collaboration Agreement and for the term described in
Section 7.3 of the Collaboration Agreement (substituting [*] Program Patents for Program Patents in Section 7.3).

       4.2    ROYALTIES ON [*] PRODUCTS IN THE ASIAN TERRITORY.

              (a) [*] from Kyowa Hakko to COR [*] of Net Sales of [*] Products in the Asian Territory, on a cumulative basis.

              (b) [*], Kyowa Hakko shall pay COR royalties on annual Net Sales of [*] Products in the Asian Territory pursuant to the following graduated rate schedule:

 Net Sales/Calendar Year in Asian Territory             Royalty Rate
 ------------------------------------------             ------------
 Less than or equal to [*] yen                              [*]
 [*] yen to [*] yen                                         [*]
 Greater than [*]                                           [*]

       For example, if Net Sales in the Asian Territory are equal to [*] yen in [*], then the royalties due would be [*] yen [*].

              (c) Royalties described in this Paragraph 4.2 shall be paid in accordance with the mechanisms of Paragraph 2.4(c). As provided in Paragraph [*].


5.     MANUFACTURING.

       5.1 GENERAL PLAN FOR BULK MANUFACTURE OF [*]. As discussed in the fourth recital of this Amendment, neither party currently has the capability to manufacture bulk [*] in substantial quantities. Accordingly, the parties initially intend to engage a Third Party manufacturer to supply material for [*] purposes, as provided in Paragraph 5.2 below. If Kyowa Hakko exercises the Option, it will build and validate a manufacturing facility, as provided in Paragraph 5.3 below, and supply the parties with [*] from that facility as provided in Paragraph 5.5. The Third Party will continue to supply material through a period in which supply responsibilities will be transitioned to Kyowa Hakko, as provided in Paragraph 5.3. If Kyowa Hakko does not exercise the Option, COR shall assume responsibility for managing Third Party supply arrangements, as provided in Paragraph 5.4. Throughout the term of this Agreement, COR will



* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                      12.

have the right to make second source/backup supply arrangements as provided in Paragraph 5.7 through 5.10 below. The above summary is subject to the further details provided below in this Article 5.

       5.2 PRIOR TO EXERCISE OR TERMINATION OF THE OPTION. The following terms shall apply only until the Option expires or terminates, or Kyowa Hakko exercises the Option or notifies COR in writing that it will not exercise the Option.

              (a) THIRD PARTY. The parties shall cooperate and work together in good faith to establish arrangements for one or more Third Parties to manufacture and supply all cGMP bulk [*] until manufacture may be transferred to Kyowa Hakko (if Kyowa Hakko exercises the Option) or another Third Party or Third Parties. All terms of any agreement with such a Third Party, including which party(ies) (COR, Kyowa Hakko, or both) will enter into the Third Party agreement, will be consistent with the provisions of this
Article 5 and subject to the prior written approval of each party. Specifications for material provided by the Third Party for use in the United States shall be established by COR. Specifications for material to be used in the Asian Territory shall be established by Kyowa Hakko. Kyowa Hakko acknowledges that COR intends to negotiate with Third Party manufacturers for rights to establish second source/backup suppliers, subject to this Article 5.

              (b)    KYOWA HAKKO.

                     (i) PRECLINICAL SUPPLY. Except as otherwise provided in Paragraph 8.2, Kyowa Hakko shall manufacture and supply bulk [*] for use in preclinical testing as provided in the Development Plan. The parties expect that bulk [*] for use in [*] will be produced by a Third Party. The parties will mutually determine the specifications of bulk material for preclinical use and will mutually agree upon any arrangements with Third Parties pertaining to the supply of preclinical material.

                     (ii) PAYMENT OF CLINICAL SUPPLY COSTS. Except as otherwise provided in Paragraph 8.2, [*] for bulk [*] used in development activities worldwide, [*] for development activities in pursuit of Regulatory Approval in the United States and [*] for development activities in pursuit of Regulatory Approvals in the Joint Territory. The parties recognize and agree that development will likely take place initially in the United States. Furthermore, [*] development activities as provided on the attached Exhibit C. If Clinical Development Costs in either territory exceed such amount for [*] as provided in subparagraph 5.2(c) below. However, if [*] than the amount provided in Exhibit C in either territory, [*] in excess of the amount provided in Exhibit C. Similarly, if [*] than the amount set forth on Exhibit C, the unincurred amount shall be added to the amount [*] in such




* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                      13.

territory. [*] used in development activities in pursuit of Regulatory Approval in the Asian Territory.

              (c) COR. [*] for development activities in pursuit of Regulatory Approval in the United States and the Joint Territory [*], provided that in such case COR, in its sole discretion, may [*].

       5.3 IF KYOWA HAKKO EXERCISES THE OPTION. The following terms shall apply only if Kyowa Hakko exercises the Option.

              (a) THIRD PARTY. In connection with the Third Party manufacturing arrangements described in Paragraph 5.2(a) above, the parties will mutually agree upon provisions for one or more Third Parties to continue to supply bulk [*] after the Option is exercised until Kyowa Hakko is able to supply the parties' worldwide requirements of cGMP bulk [*] from its own validated facility described in Paragraph 5.3(b)(ii)(1) below. [*].

              (b)    KYOWA HAKKO.

                     (i) CLINICAL SUPPLY. After the Option is exercised, [*] worldwide as provided in Paragraph [*].

                     (ii)   COMMERCIAL SUPPLY.

                            (1)    MANUFACTURING FACILITY.  In order to
exercise the Option pursuant to Paragraph 3.1(c)(iii), Kyowa Hakko must have undertaken in a binding agreement with COR to construct a manufacturing facility and to manufacture and supply substantially all requirements for cGMP bulk [*] in the U.S. and the Joint Territory subject to Paragraph 5.8 in accordance with a plan and timeline mutually agreed upon by COR and Kyowa Hakko and set forth in such agreement. All terms of such agreement shall be subject to the mutual agreement of the parties, provided that the parties hereby agree that the agreement will contain the following provisions of this Paragraph 5.3(b)(ii)(1). Kyowa Hakko will immediately commence work on a manufacturing facility to supply such material and consistently use its best efforts without interruption to complete such facility. Kyowa Hakko will fund construction and allocate other resources to such facility to the same level and with the same diligence it applies to its other comparable high priority projects. Kyowa Hakko shall develop or acquire from Third Parties bulk manufacturing processes suitable for the large scale production of bulk [*] and, with the prior approval of COR, will make process improvements at such times



* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.




                                      14.

as may be necessary to maintain an efficient production process. The manufacturing facility and manufacturing processes will be qualified and validated by Kyowa Hakko in accordance with all regulatory standards applicable in the U.S. and the Joint Territory. The manufacturing facility will have capacity clearly sufficient to meet the aggregate short-term and [*] forecasts from the date of respective launch of the parties as follows: COR's forecasts for the U.S., the parties' joint forecasts for the Joint Territory and Kyowa Hakko's forecasts for the Asian Territory. In addition, such facility shall be designed to allow readily for capacity expansions sufficient to meet [*] aggregate worldwide forecasts.

                     COR acknowledges that Kyowa Hakko may not begin to establish such facility prior to [*] pursuant to Paragraph [*]. Accordingly, the parties acknowledge that the timeline to be agreed by the parties for Kyowa Hakko to begin supplying worldwide requirements of cGMP bulk [*] out of such facility may include a reasonable period of time to permit Kyowa Hakko to construct, qualify and validate the facility and manufacturing process; provided that such period will not in any event exceed [*].

                     Kyowa Hakko shall bear all costs associated with building, qualifying and operating such facility, which [*]. In particular, Kyowa Hakko shall [*] in connection with Kyowa Hakko's assumption of manufacturing responsibilities.

                            (2)    PAYMENT FOR THIRD PARTY COMMERCIAL SUPPLY.
Kyowa Hakko will have no obligation to pay any amounts due to Third Party manufacturers for bulk [*] for commercial use in the U.S.

                     With respect to Third Party supply of bulk [*] for commercial sale in the Joint Territory, the JCC shall determine which party shall purchase such material from the Third Party. In any event, such costs shall be an Allowable Expense.

                     Kyowa Hakko shall pay any amounts due to Third Party manufacturers for bulk [*] for commercial use in the Asian Territory.

                            (3)    SUPPLY BY KYOWA HAKKO.  Kyowa Hakko shall
notify COR in writing when Kyowa Hakko is able to supply cGMP bulk [*] suitable for commercial use from its own validated facility. Thereafter, Kyowa Hakko shall supply cGMP bulk [*] for commercial use in the U.S. and the Joint Territory under the terms of a Supply Agreement to be negotiated by the parties pursuant to Paragraph 5.5 below.

                     With respect to supply of bulk [*] for commercial sale in the Asian Territory, Kyowa Hakko will supply itself if it exercises the Option.





* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                      15.

              (c)    COR.

                     (i) CLINICAL SUPPLY. After the Option is exercised, [*] in the U.S. and/or the Joint Territory to the extent [*], as provided in Paragraph 5.2(c) above.

                     (ii)   COMMERCIAL SUPPLY.

                            (1)    PAYMENT FOR THIRD PARTY SUPPLY.  Except to
the extent of its purchases from Kyowa Hakko, COR shall purchase from Third Party manufacturers any amounts of bulk [*] it desires for commercial use in the U.S.

                     With respect to Third Party supply of bulk [*] for commercial sale in the Joint Territory, the JCC shall determine how the parties shall pay for such material, as provided in Paragraph 5.3(b)(ii)(2) above.

                     COR shall have no obligation to pay any amounts due to Third Party manufacturers for bulk [*] for commercial use in the Asian Territory.

                            (2)    PURCHASE FROM KYOWA HAKKO.  After Kyowa
Hakko notifies COR that Kyowa Hakko is able to supply cGMP bulk [*] suitable for COR's commercial use from Kyowa Hakko's validated facility, COR shall purchase cGMP bulk [*] for commercial use in the U.S. and, if the JCC so directs, the Joint Territory, under the terms of a Supply Agreement to be negotiated by the parties pursuant to Paragraph 5.5 below.

       5.4 IF KYOWA HAKKO DOES NOT EXERCISE THE OPTION. The following terms shall apply only after the Option expires or terminates, or if Kyowa Hakko notifies COR in writing that it will not exercise the Option.

              (a) THIRD PARTY. COR shall have the right but not the obligation to assume any of Kyowa Hakko's rights, and the attendant obligations, under arrangements the parties may have with Third Parties for manufacture of bulk [*] for clinical or commercial use in the U.S. or the Joint Territory. Third Party agreements executed in advance of Kyowa Hakko's decision not to exercise the Option shall permit transfer to COR in such event if COR so elects.

              (b)    KYOWA HAKKO.

                     (i) CLINICAL SUPPLY. [*] for the U.S. shall continue [*] and Kyowa Hakko shall retain rights to [*] Products in the Asian Territory.

             Kyowa Hakko's obligation set forth in Paragraph 5.2(b)(ii) above [*] for bulk [*] for the Joint Territory shall terminate.


* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                      16.

              Kyowa Hakko shall continue to bear any Clinical Supply Costs for the Asian Territory.

                     (ii) COMMERCIAL SUPPLY. [*] for commercial use in the U.S. or the Joint Territory. Kyowa Hakko shall be responsible for all manufacture of and/or payment for supply for bulk [*] for commercial use in the Asian Territory. If COR so wishes, Kyowa Hakko shall cooperate with COR in good faith in an effort to arrange for a single source of supply for the U.S., the Joint Territory and the Asian Territory.

                     (iii) TECHNOLOGY TRANSFER. Promptly following the expiration or termination of the Option or Kyowa Hakko's decision not to exercise the Option, Kyowa Hakko shall transfer to COR and/or its designees any technology relating to the [*] Field, including but not limited to the [*] and the processes for [*].

              (c)    COR.

                     (i)    CLINICAL SUPPLY.  [*].

              Kyowa Hakko's obligation set forth in Paragraph 5.2(b)(ii) above [*] for the Joint Territory [*].

              Kyowa Hakko shall continue to bear any Clinical Supply Costs for the Asian Territory.

                     (ii) COMMERCIAL SUPPLY. COR shall be responsible for all manufacture and/or payment for supply for bulk [*] for commercial use in the U.S. and the Joint Territory. [*].

                     COR shall have no obligation to pay for supply of bulk [*] for commercial use in the Asian Territory. If Kyowa Hakko so wishes, COR shall cooperate with Kyowa Hakko in good faith in an effort to arrange for COR's source of supply for the U.S. and the Joint Territory to also supply Kyowa Hakko for the Asian Territory.

       5.5 TERMS OF COMMERCIAL SUPPLY FOR UNITED STATES AND JOINT TERRITORY; NEGOTIATION OF DETAILED AGREEMENTS.

              (a) UNITED STATES. If Kyowa Hakko exercises the Option, builds a manufacturing facility as provided in Paragraph 5.3(b)(ii)(1) and notifies COR that it is able to supply the parties' cGMP bulk [*] suitable for commercial use from such facility as provided in Paragraph 5.3(b)(ii)(3), then Kyowa Hakko shall supply cGMP bulk [*]




* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                      17.

[*] for commercial use in the U.S. under the terms of a Supply Agreement to be negotiated by the parties. The Supply Agreement will contain the following terms with respect to supply for the U.S. and such additional terms as are customary and reasonable in such agreements; provided that no additional compensation terms will be included unless mutually agreed by the parties.

              Kyowa Hakko shall manufacture and supply [*] for commercial sale in the U.S., except as otherwise provided in Paragraph 5.3(a) and Paragraphs
5.7 through 5.9.  The provisions of Sections 8.4 through 8.7 and 8.9 through
8.11 of the Collaboration Agreement, and Paragraphs 5.7 through 5.10 of this Amendment, shall apply to such supply of bulk [*]. In addition (instead of the manufacturing profit described in Section 8.8 of the Collaboration Agreement), COR shall pay a manufacturing royalty to Kyowa Hakko on annual Net Sales in the U.S. of [*] Products containing bulk [*] supplied by Kyowa Hakko [*] except as otherwise provided in Paragraph 5.9), but not on [*] Products containing bulk [*] provided under Paragraph 5.3(a)):

NET SALES/CALENDAR YEAR IN U.S.                          ROYALTY RATE
-------------------------------                          ------------
Less than or equal to [*]                                     [*]

[*] to [*]                                                    [*]

over [*]                                                      [*]

              For example, if Net Sales in the U.S. are equal to [*], then the royalties due would be [*]

              Such royalty shall be due and payable so long as Kyowa Hakko continues to meet all of its obligations under this Amendment to supply bulk [*] for commercial sale in the U.S. and the Joint Territory. Such royalty payments to Kyowa Hakko shall be made in accordance with the mechanisms described in Paragraph 2.4(c).

              The parties expect that the Cost of Goods Shipped (including [*] as specified herein) of cGMP bulk [*] the costs of cGMP bulk [*] over the longer term. However, the parties agree that during the first [*] of production from the Kyowa Hakko facility such bulk [*] provided that Kyowa Hakko can document the basis for [*] to the reasonable satisfaction of COR. Beginning in [*] of operation of such Kyowa Hakko facility and in each year thereafter, [*]



* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                      18.

[*]. COR shall have the ongoing right to audit Kyowa Hakko's records with respect to [*].

              (b) JOINT TERRITORY. If Kyowa Hakko exercises the Option, builds a manufacturing facility as provided in Paragraph 5.3(b)(ii)(1) and notifies COR that it is able to supply cGMP bulk [*] from such facility as provided in Paragraph 5.3(b)(ii)(3), then Kyowa Hakko shall supply cGMP bulk [*] for commercial use in the Joint Territory under the terms of the Supply Agreement to be negotiated by the parties pursuant to subparagraph (a) above. Such agreement will contain the following terms with respect to supply for the Joint Territory and such additional terms as are customary and reasonable in such agreements; provided that no additional compensation terms will be included unless mutually agreed by the parties.

              Kyowa Hakko shall manufacture and supply [*] for commercial sale in the Joint Territory, except as otherwise provided in Paragraph 5.3(a) and Paragraphs 5.7 through 5.9. Kyowa Hakko shall retain title to bulk [*] until it is sold to distributors or other customers in each country. Kyowa Hakko shall [*] at such time by the distributor or customer; [*]. The provisions of
Section 8.11 of the Collaboration Agreement (Allocation of Products) and Paragraphs 5.7 through 5.10 below shall apply. The parties shall mutually agree upon specifications, regulatory compliance matters and all other supply issues, including but not limited to ordering and acceptance, quality assurance, shipment and delivery and inventory.

       5.6 MANUFACTURE OF FINISHED [*] PRODUCTS. The manufacture of finished [*] Products for sale in the United States shall be performed by COR or such other company as COR may select. COR will advise Kyowa Hakko when COR commences negotiation of supply arrangements for finished [*] Products and, if requested by Kyowa Hakko to do so, shall consider Kyowa Hakko as a source of such final manufacturing services. The manufacture of finished [*] Product for sale in the Joint Territory shall be performed by such company as the JCC may select in order to maximize profits from the commercialization of [*] Products in the Joint Territory. If Kyowa Hakko or COR so request, they will be considered [*] as a source of such final manufacturing services and if selected by the JCC to provide such services, such party shall do so on terms to be negotiated at such time.

       5.7 SECOND SOURCE AND BACKUP MANUFACTURING PRIOR TO KYOWA HAKKO OPTION EXERCISE. At any time during the term of this Amendment, COR shall have the right to have discussions regarding second source and backup manufacturing arrangements with Third Parties and to sign feasibility and evaluation agreements regarding such matters with such parties. COR shall have the right to provide Third Parties, subject to standard obligations of confidentiality and non-use, with any [*] Information, COR [*] Knowhow or Kyowa Hakko [*] Knowhow necessary for Third Parties to conduct their evaluation, except that prior to exercise of the Option any proprietary manufacturing process information developed by Kyowa Hakko [*]



* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                      19.

[*]. COR shall notify and consult with Kyowa Hakko regarding any such discussions prior to entering into any agreement with a Third Party. During the period in which Kyowa Hakko retains the Option, COR will only sign commercial supply agreements with Third Parties in joint consultation with Kyowa Hakko as provided in Paragraph 5.2(a).

       5.8 SECOND SOURCE AND BACKUP MANUFACTURING AFTER KYOWA HAKKO OPTION EXERCISE. After exercise of the Option by Kyowa Hakko, in addition to the rights provided in the first two sentences of Paragraph 5.7, COR will also have the right to sign one or more second source/backup arrangements related to commercial supply of bulk [*] intended to be used in [*] Products to be sold in the U.S. If COR chooses, second source/backup suppliers [*]. In such event, Kyowa Hakko shall [*]. So long as Kyowa Hakko's ability to supply bulk [*] for sale in the U.S. is [*] and the rights of COR under Paragraph 5.9 have not otherwise come into effect, COR: (i) will purchase [*] from Kyowa Hakko, (ii) may purchase [*] from second source/backup suppliers and, (iii) will pay Kyowa Hakko the royalty provided in Paragraph 5.5(a) [*]. From time to time after exercise of the Option, and any time at the request of COR, the parties shall meet to review and discuss Kyowa Hakko's plans for and progress toward establishing the capabilities to manufacture bulk [*] as contemplated under this Amendment.

       5.9 KYOWA HAKKO INABILITY TO SUPPLY BULK [*]. If at any time following the date Kyowa Hakko notifies COR pursuant to Paragraph 5.3(b)(ii)(3) that Kyowa Hakko is able to supply worldwide bulk [*] requirements, (a) Kyowa Hakko's ability to supply bulk [*] is less than [*], (b) Kyowa Hakko otherwise materially fails to supply [*] in accordance with this Amendment or (c) the parties fail to agree on terms of a Supply Agreement necessary to effect the purposes of this Article 5, then COR may purchase any amounts not able to be supplied by Kyowa Hakko [*] from second source/backup suppliers. Kyowa Hakko will make diligent efforts to remedy its inability to supply [*] as soon as possible and [*] on bulk material supplied by Kyowa Hakko or Third Parties during this period. Such backup rights to manufacture bulk [*] shall terminate [*] following the cessation of such event or series of events that caused Kyowa Hakko's inability to supply (and the rights provided in Paragraph 5.8 shall again apply); provided that [*].





* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.




                                      20.

       5.10 TRANSFER OF MANUFACTURING CAPABILITIES. Throughout the term of this Amendment and promptly following any termination hereof, Kyowa Hakko shall have an affirmative obligation to transfer any [*] Information and Kyowa Hakko [*] Knowhow in its possession pertaining to production and manufacture of bulk [*] to COR and/or its designees which is necessary or useful to enable COR and/or its designees to perform such manufacturing. In particular, Kyowa Hakko shall, promptly following any request by COR [*] (i) provide copies of documents pertaining to such manufacture, including but not limited to batch records, process descriptions and drawings, translated into English, and (ii) make its personnel available to assist and cooperate with COR and/or its designees in establishing such manufacturing capabilities. During the term of this Amendment and for [*] days after any termination hereof, Kyowa Hakko shall bear its costs of complying with this Paragraph 5.10, except that COR shall bear [*] of the reasonable cost of translating materials which COR requests be translated. To the extent that any such activities occur after such period, COR shall reimburse Kyowa Hakko for its reasonable costs of complying with these obligations, including but not limited to [*].

6.     PATENTS.

       6.1 OWNERSHIP OF [*] PROGRAM PATENTS. The ownership of [*] Program Patents and responsibility for the prosecution and maintenance of such patents, and the handling of interference proceedings with respect to such patents, shall be allocated as follows:

              (a) [*] Program Patents [*] shall be owned jointly by Kyowa Hakko and COR in all countries of the world. The initial patent application for such Program Patents shall be filed in the United States.

              (b) [*] Program Patents with respect to [*] (including but not limited to any [*]), shall be owned solely by COR in all countries of the world other than countries in the Asian Territory, and shall be owned jointly by Kyowa Hakko and COR in the Asian Territory. The initial patent application for such [*] shall be prepared and filed by COR in the United States.

              (c) In the event inventions are made which cover more than one category set forth above, the parties shall consult and cooperate to cause their patent filings to be in accord as nearly as practicable to the categories set forth above, and to allocate ownership and rights with respect to individual claims as provided above. The parties hereby assign to each other any ownership interest in [*] Program Patents which they may obtain inconsistent with the agreement set forth above, and will assist each other in every proper way to effect such assignment.

       6.2 COR RESPONSIBILITY FOR PATENT FILINGS. COR will diligently file, prosecute and issue [*] Program Patents to effectively cover those inventions which are within



* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                      21.

category 6.1(b) in all countries of the world outside of the Asian Territory. COR will endeavor to ensure whenever possible that claims are filed and will issue in such Patents specifically directed to the [*] Field and that all Patents are filed before any public disclosure to COR to maintain the validity of Patents filed in the United States. COR will give Kyowa Hakko immediate notice of any decision to prepare a Patent application which is subject to this Paragraph 6.2. For all Patent applications other than new compositions of matter, COR will provide Kyowa Hakko and its patent counsel [*] of any such Patent applications and Kyowa Hakko will have 20 days from receipt of such drafts to comment on such applications. For Patent applications [*]
COR will provide Kyowa Hakko and its patent counsel [*] of any such Patent applications; Kyowa Hakko will have 10 days from receipt of such drafts to comment on such applications. Such drafts of Patent applications [*] delivered to Kyowa Hakko for review will include [*]. In each event, COR will confer with Kyowa Hakko, and make every effort to adopt Kyowa Hakko's suggestions, regarding the prosecution of such Patents. In addition, COR will copy Kyowa Hakko with any official action and COR's submissions in such Patents.

       6.3 JOINT KYOWA HAKKO-COR PATENT FILINGS. Kyowa Hakko and COR jointly will diligently file, prosecute and issue [*] Program Patents to effectively cover those inventions which are within category 6.1(b) in countries of the Asian Territory and those inventions within category 6.1(a) in all countries of the world. The parties shall agree on the choice of joint patent counsel in each country and shall have equal voice with respect to the initial filing and subsequent prosecution of such patent applications.

       6.4 ENFORCEMENT RIGHTS. With respect to infringement in the Field of any of the COR [*] Patents, Kyowa Hakko [*] Patents or [*] Program Patents, (i) COR shall have the right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement in the United States; (ii) Kyowa Hakko shall have the right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement in the Asian Territory, and (iii) provided that Kyowa Hakko exercises the Option, the JCC shall designate either COR or Kyowa Hakko to institute, prosecute and control any action or proceeding with respect to such infringement in the Joint Territory (with the other party having the right to participate in such action in the Joint Territory). If Kyowa Hakko does not exercise the Option, COR shall have the right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement in the Joint Territory. The parties shall consult regarding the institution, prosecution and control of any action or proceeding with respect to infringement outside of the [*] Field of any of the COR [*] Patents, Kyowa Hakko [*] Patents or [*] Program Patents. In the absence of agreement with respect to infringement outside of the [*] Field, each party may proceed in such manner as the law permits. In each case relating to infringement within the [*] Field, Kyowa Hakko shall bear the costs of patent enforcement within the Asian Territory and retain for its own account any amounts recovered from Third Parties; COR shall bear the costs of patent enforcement within the United States and retain for its own account any amounts recovered from Third Parties; and costs of patent enforcement and related recoveries in the Joint Territory shall be treated as Allowable Expenses




* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.




                                      22.

and Sublicense Revenues, respectively, provided that Kyowa Hakko exercises the Option. If Kyowa Hakko does not exercise the Option, COR shall bear the costs of patent enforcement within the Joint Territory and retain for its own account any amounts recovered from Third Parties.

       6.5 DEFENSE OF THIRD PARTY CLAIMS. The provisions of the attached Exhibit D regarding defense of Third Party claims shall be added to the Collaboration Agreement as a new Section 11.10. Such provisions apply to all "Products" under the Collaboration Agreement and all [*] Products under this Amendment.

       6.6 PATENT COSTS. Patent Costs for [*] Products in the Asian Territory shall be borne solely by Kyowa Hakko. Patent Costs for [*] Products in the United States shall be borne solely by COR. So long as Kyowa Hakko retains the Option and after any exercise of the Option, Patent Costs for [*] Products in the Joint Territory shall be borne initially by the party responsible for prosecution of the Patent, with [*] reimbursed quarterly by the other party on the same terms applicable to Development Costs under Paragraph 2.3(b), and will be treated as an Allowable Expense. If the Option terminates, or the licenses to be issued upon exercise of the Option terminates, Patent Costs for [*] Products in the Joint Territory shall be borne solely by COR.

       6.7 BACKUP RIGHT. So long as Kyowa Hakko retains the Option or the license granted thereunder, should either party not wish to file, prosecute, maintain or issue a [*] Program Patent or related application at all or in a particular country of the Joint Territory, it will grant any necessary authority to the other party to file, prosecute, maintain and issue such a patent application or maintain such a Patent in the name of the party granting such authority, all at the expense of the party conducting the prosecution, which Patent Costs will be an Allowable Expense.

       6.8 ASSIGNMENT. Neither party may assign its rights under any jointly owned [*] Program Patent except with the prior written consent of the other party; provided, however, that either party may assign such rights without consent to an Affiliate or other permitted assignee of this Agreement.

7.     INFORMATION EXCHANGE; EXCLUSIVITY.

       7.1    SHARING OF INFORMATION.
              (a) Except as otherwise provided in Paragraph 7.1(c) below, COR and Kyowa Hakko will make available and disclose to each other all [*] Information known by COR and Kyowa Hakko as of the Amendment Date and at any time during the term of this Amendment. All discoveries or inventions made by either party in the [*] Field, including, without limitation [*] Information regarding manufacture of [*] and results of in vivo or clinical studies, will be promptly disclosed to the other, with significant discoveries or advances being communicated as soon as practical after such information is obtained or its significance is appreciated.





* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                      23.

              (b) The parties will exchange at least monthly verbal or written reports in English presenting a meaningful summary of work done under the Development Plan. Each party will make regular presentations to the other of its work under the [*] Development Plan, other than within the JRC, and additionally on an informal basis, to inform the other party of the work done under the [*] Development Plan. Each party will use reasonable efforts not to communicate information to the other which has no application to the [*] Field. Each party will provide the other with raw data in original form or a photocopy thereof for any and all work carried out in the course of the [*] Development Plan as reasonably requested by the other party.

              (c) In the event that Kyowa Hakko's Option expires or is terminated, or the license in the Joint Territory granted upon exercise thereof is terminated pursuant to Paragraph 2.4, the information sharing provisions of Paragraph 7.1(a) above shall cease to apply and the parties shall have the following ongoing obligations to share information during the term of this Amendment. COR and Kyowa Hakko will make available and disclose to each other all protocols for and results of clinical studies regarding [*] Products, as well as all adverse events relating to [*] Products (as provided in Paragraph 7.2). Kyowa Hakko will continue to transfer manufacturing capabilities to COR and/or its designees as provided in Paragraph 5.10. During the [*] period following the expiration or termination of the Option, Kyowa Hakko shall cooperate with COR to effect a smooth transition of development responsibilities for [*] Products in the Joint Territory, providing all assistance necessary or useful to permit COR to assume such responsibilities.

              (d) If either party is unable to or elects not to proceed with development, manufacture or commercialization of any [*] in any territory in the manner provided in this Agreement, or terminates its participation in any such activity as provided in this Agreement or otherwise, or this Amendment is terminated by the other party for such party's material breach hereof, such party shall have an affirmative obligation to transfer to the other party all of its [*] Information and [*] Knowhow as may be necessary or useful to the exercise of the other party's rights under this Amendment.

       7.2 ADVERSE EVENTS. The parties agree that, to the extent permitted by applicable law, COR shall coordinate the reporting of adverse events related to [*] Products throughout the world. Kyowa Hakko shall report all complaints and adverse events to COR and COR shall make its database of worldwide information available to both parties for purposes of complying with applicable regulatory requirements throughout the world.

              (a) Each party agrees to provide to the other for initial and/or periodic submission to government agencies significant information on the drug from preclinical laboratory, animal toxicology and pharmacology studies, as well as adverse drug experience reports from clinical trials and commercial experiences with the compound;

              (b) Each party agrees to maintain a record of all complaints it receives with respect to any [*] Product and notify the other of any complaint received by it in sufficient detail and within five (5) days after the event, and, in any event in sufficient time to




* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.




                                      24.

allow the other to comply with any and all regulatory requirements imposed upon either party in any country, which may be less than 5 days; and

              (c) Each party agrees to report to the other within three (3) days of the initial receipt of a report of any unexpected fatal or life threatening experience with the drug and within ten (10) days of the initial receipt of a report of any adverse experience with the drug that is serious and unexpected; provided, in any event, that such reports shall be made in sufficient time to allow the other to comply with any and all regulatory requirements imposed upon either party in any country, which may be less than 3 or 10 days, respectively. Serious adverse experiences mean any experience that suggests a significant hazard, contraindication, side effect or precaution, or any experience that is fatal or life threatening, is permanently disabling, requires or prolongs inpatient hospitalization, or is a congenital anomaly, cancer, or overdose. An unexpected adverse experience is one not identified in nature, specificity, severity or frequency in the current investigator brochure or the U.S. labeling for the drug. Each party also agrees that if it contracts with a third party to provide goods or services pertaining to the drug, that party agrees to require such third party to report to the contracting party the information set forth in these subparagraphs (a), (b) and (c) to the extent such Third Party may reasonably obtain such information.

       7.3 EXCLUSIVITY. During the term of this Amendment, each party shall disclose to the other on an ongoing basis its research, development and manufacturing activities within the [*] Field, and neither party shall conduct, participate in or fund any research, development and manufacturing activities within the [*] Field except as a part of this collaboration.

8.     TERM AND TERMINATION.

       8.1 TERM. This Amendment shall commence as of the Amendment Date and, unless sooner terminated as provided herein, shall continue in effect until the latest of (a) the expiration of the last to expire of the [*] Program Patents, (b) the date on which the parties are no longer sharing profits on any [*] Product in any country in the Joint Territory, or (c) the expiration of the last obligation of either party to pay royalties hereunder.

       8.2    TERMINATION BY KYOWA HAKKO AT [*] STAGE.

              (a) Kyowa Hakko shall have the right to terminate this Amendment upon [*] days written notice to COR within [*] days after [*] if Kyowa Hakko, in its sole discretion, determines that [*] and Kyowa Hakko believes that it is not feasible to, or not likely to be possible to, [*].

              (b) In the event of such termination, all of Kyowa Hakko's rights in the [*] Field under this Amendment will terminate worldwide and COR will receive




* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.




                                      25.

an exclusive, worldwide license under Kyowa Hakko [*] Patents and Kyowa Hakko's [*] Program Patents, and a nonexclusive, worldwide license under Kyowa Hakko [*] Knowhow, to develop, make, use and sell [*] Products. Kyowa Hakko's obligation under Paragraph 2.1(a) to continue work until the criteria set forth in Exhibit B are achieved shall survive any termination of this Agreement pursuant to Paragraph 8.2(a). If Kyowa Hakko [*], then COR shall pay to Kyowa Hakko a royalty of [*] of worldwide Net Sales of [*] Products incorporating the Kyowa Hakko [*]. Such royalties shall cease when the cumulative royalties paid to Kyowa Hakko amount to [*]. Otherwise, such royalties shall be paid in accordance with the mechanisms described in Paragraph 2.4(c). No other royalties shall be due from COR to Kyowa Hakko in respect of the above licenses. During the [*] notice period referenced in Paragraph 8.2(a) above, Kyowa Hakko shall provide COR with manufacturing technology as set forth in Paragraph 5.10 and copies of all Kyowa Hakko [*] Knowhow. In addition, Kyowa Hakko shall complete all activities which Kyowa Hakko either (i) has commenced under the [*] Development Plan as of the date of the notice of termination or (ii) is scheduled to complete during the 90 day notice period, as provided on the timeline included in the [*] Development Plan. During the notice period, the costs of such activities shall be borne as provided in the [*] Development Plan. Thereafter, COR shall bear the reasonable costs of such activities until completed by Kyowa Hakko.

       8.3 TERMINATION FOR BREACH. If either party materially breaches this Amendment, which breach is not cured within 60 days of written notice thereof from the non-breaching party, the parties' respective licenses shall be adjusted as follows.

              (a) If COR is the breaching party, Kyowa Hakko shall retain its license in the Asian Territory as provided in this Amendment (including the obligation to pay royalties). COR also shall grant to Kyowa Hakko the license in the Joint Territory described in Paragraph 3.1(c)(i), provided that (i) such license shall be exclusive even as to COR (not except as to COR) with respect to COR [*] Patents and COR [*] Program Patents and (ii) such license shall be subject to the payment to COR of a royalty equal to [*] of Net Sales of [*] Products in the Joint Territory, [*]. The provisions of Paragraph 2.4(c) shall apply equally to the payment of such royalties. COR's license under Paragraph 3.2(b) in the Joint Territory shall terminate, but the license under Paragraph 3.2(a) in the U.S. shall survive. The obligations of Paragraph 7.1(d) shall survive and apply to both parties.

              (b) If Kyowa Hakko is the breaching party, all of Kyowa Hakko's rights under this Amendment shall terminate and COR shall have a worldwide license under Kyowa Hakko [*] Technology and Kyowa Hakko's [*] Program Patents to make, have made, use, sell and have sold bulk [*] and [*] Products. Such license shall be exclusive with respect to Kyowa Hakko [*] Patents and Kyowa Hakko's [*] Program Patents and nonexclusive with respect to Kyowa Hakko [*] Knowhow. The




* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                      26.

obligations of Paragraphs 5.10 and 7.1(d) shall survive and apply to Kyowa Hakko. If prior to the effective date of termination either party has [*], whichever is earlier, on a [*] Product anywhere in the world, then COR's license in the Joint Territory shall be subject to the payment to Kyowa Hakko of a royalty equal to [*] of Net Sales of [*] Products in the Joint Territory. The provisions of Paragraph 2.4(c) shall apply equally to the payment of such royalties.

       8.4 SURVIVING RIGHTS. Except as modified above in Paragraph 8.3, the obligations and rights of the parties under Paragraphs 2.1(d), 7.2, 8.2(b) through 8.5, 9.3, 9.5 (first sentence), 9.6 and 9.7 of this Amendment will survive termination.

       8.5 ACCRUED RIGHTS, SURVIVING OBLIGATIONS. Termination, relinquishment or expiration of this Amendment for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party prior to such termination, relinquishment or expiration, including damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve either party from obligations which are expressly indicated to survive termination or expiration of this Amendment.

9.     MISCELLANEOUS

       9.1 AMENDMENT TO COLLABORATION AGREEMENT. Pursuant to Section 16.14 of the Collaboration Agreement, the parties hereby amend the Collaboration Agreement as provided in this Amendment. Such agreement, as amended, shall continue in full force and effect. This Amendment shall be governed by the laws of the State of California, without regard to conflicts of laws principles.

       9.2 MATERIAL TRANSFER AGREEMENT. This Amendment shall supersede the Material Transfer Agreement as of the Amendment Date. All information and materials subject to the Materials Transfer Agreement shall thereafter be subject to the terms of this Amendment. Any inventions made in the course of the Evaluation under the Materials Transfer Agreement shall be subject to
Article 6 of this Amendment as provided herein. As of the Amendment Date, the Nonbinding Letter of Intent between the parties, and the letter agreement providing an exclusive negotiating period, shall terminate and cease to be of any force or effect.

       9.3 CONFIDENTIALITY. The terms of Article 10 of the Collaboration Agreement shall apply equally to [*] Information and all information and materials furnished by either party to the other pursuant to this Amendment or the Materials Transfer Agreement. This Paragraph 9.3 shall survive termination of this Amendment for a period of ten (10) years.

       9.4 REPRESENTATIONS AND WARRANTIES. Each of the parties hereby represents and warrants as follows:

              (a) This Amendment is a legal and valid obligation binding upon such party and enforceable in accordance with its terms. The execution, delivery and performance of the




* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                      27.

Amendment by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

              (b) Such party has not, and during the term of the Amendment will not, grant any right to any Third Party relating to its respective Technology in the [*] Field which would conflict with the rights granted to the other party hereunder.

       9.5 REPORTS, RECORDS AND PUBLICITY. The parties shall maintain records of Net Sales and Allowable Expenses regarding [*] Products on the same terms provided in Section 13.2 of the Collaboration Agreement. The parties shall exchange materials relating to [*] and the [*] Field in the same manner provided with respect to Compounds in Section 13.3 of the Collaboration Agreement. Section 13.4 of the Collaboration shall apply equally to the [*] Field, and the parties agree that publicity and publications pertaining to the subject matter of this Amendment shall be subject to the terms of Sections 13.5 and 13.6 of the Collaboration Agreement.

       9.6 INDEMNIFICATION. The indemnification obligations set forth in Sections 15.1, 15.2, 15.3 and 15.5 of the Collaboration Agreement shall apply equally to [*] Products; provided, however, that if Kyowa Hakko's rights hereunder in the Asian Territory and/or the Joint Territory terminate and COR pursues such territory(ies), then COR shall indemnify Kyowa Hakko in such territory(ies) on the same terms applicable to the United States under Section 15.2.

       9.7 GENERAL. Article 16 of the Collaboration Agreement shall apply equally to the [*], [*] and this Amendment.

       IN WITNESS WHEREOF, the parties have executed this Amendment No. 5 in duplicate originals by their proper officers as of the date and year first above written.

COR THERAPEUTICS, INC.                     KYOWA HAKKO KOGYO CO. LTD.



By: /s/                                    By: /s/
   --------------------------------           ----------------------------------
   Vaughn M. Kailian                          Name: Tetsuo Oka
   President and CEO                          Title: Senior Managing Director





* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                      28.

                                   EXHIBIT A

                                      [*]



* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT B

                                      [*] Specifications





* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT C

                                      [*]

U.S.

                       [*]                          [*]
                       [*]                          [*]


Joint Territory

                       [*]                          [*]
                       [*]                          [*]


* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT D

                         DEFENSE OF THIRD PARTY CLAIMS


       11.10  Defense of Third Party Claims.

              (i) Defense and Settlement of Third Party Claims for Collaboration Products and [*] Products in the Joint Territory. If a Third Party asserts that a patent or other right owned by it is infringed by the manufacture, use or sale of any Product or any [*] Product in the Joint Territory (so long as both parties retain option or license rights to co-promote such product in the Joint Territory), the Party first obtaining knowledge of such a claim shall immediately provide the other Party notice of such claim and the related facts in reasonable detail. In such event, the Steering Committee shall determine how best to control the defense of any such claim. In the event the Parties cannot agree on the defense of any such claim, COR shall have the right, but not the obligation, to control such defense. Kyowa Hakko shall cooperate with COR and shall have the right to be represented separately by counsel of its own choice. The entity (whether Steering Committee or COR) that controls the defense of a given claim, shall also have the right to control settlement of such claim; provided, however, that if one Party controls, no settlement shall be entered into without the written consent of the other Party if such settlement would adversely affect the interests of such other Party.

              (ii) Allocation of Expense. The expenses of patent defense, settlement and judgments pursuant to Section 11.10(i) shall be a shared expense of the Parties. Such costs which are incurred after the designation of the Product or [*] Product for development but prior to Regulatory Approval shall be borne in the same manner as if such costs were Development Costs. Such costs which are incurred following Regulatory Approval shall be an Allowable Expense, reimbursed to the Party incurring such expense.

              (iii) Settlement of Third Party Claims for Cancer Products in all territories and Products and [*] Products in the U.S. and the Asian Territory; Royalty Reduction. If a Third Party asserts that a patent or other right owned by it is infringed by any [*], or any Product or [*] Product in the U.S. or the Asian Territory (or the Joint Territory if only one Party retains marketing rights for such product in the Joint Territory), the Party with rights to market such product in such territory shall control the defense of such action and bear any litigation costs, settlement costs, royalties or other costs or payments due to the Third Party which may be incurred by either Party arising out of such action.



* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.